UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2015 annual meeting of stockholders of B. Riley Financial, Inc. (the “Company”), which was held on August 13, 2015 (the “2015 Annual Meeting”), the stockholders of the Company approved the adoption of the B. Riley Financial, Inc. Management Bonus Plan (the “Bonus Plan”) effective as of June 16, 2015. The purpose of the Bonus Plan is to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and to achieve the Company’s objectives. The Bonus Plan’s goals are to be achieved by providing such employees with incentive awards based on the achievement of goals relating to the performance of the Company and its affiliates and its and their individual business units. The Bonus Plan will be administered by the Compensation Committee of the Board of Directors and its management designees. The Compensation Committee will determine the performance periods under the Bonus Plan, the employees who will be eligible to receive an award during any particular performance period, a target award for each participant (expressed as a percentage of the participant’s base salary or a specific dollar amount), and the performance goal or goals that must be achieved before an award will be paid to the participant. The performance goals will require the achievement of objectives for one or more measures set forth in the Bonus Plan and will be selected by the Compensation Committee.

A detailed summary of the Bonus Plan is set forth in the Company’s proxy statement for the 2015 Annual Meeting filed with the Securities and Exchange Commission on June 29, 2015 (the “Proxy Statement”) under the caption “Proposal 4: Approval of the Adoption of the B. Riley Financial, Inc. Management Bonus Plan,” which summary is incorporated herein by reference. Such detailed summary of the Bonus Plan and the foregoing description of the Bonus Plan are qualified in their entirety by reference to the full text of the Bonus Plan, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) At the 2015 Annual Meeting, the stockholders of the Company approved the amendment and restatement to the Company’s Certificate of Incorporation, as amended (the “Restated Charter”). The Restated Charter (i) reduces the number of authorized shares of common stock of the Company from 135,000,000 to 40,000,000, (ii) reduces the number of authorized shares of preferred stock of the Company from 10,000,000 to 1,000,000 and (iii) provides for additional changes or modifications that are consistent with the foregoing. The Restated Charter also integrates all prior amendments of the Company’s Certificate of Incorporation (adjusting date references relating to such amendments as appropriate and removing references to the Company’s previously completed reverse stock split). Other than the foregoing, the Restated Charter does not make changes to the other provisions of the Company’s Certificate of Incorporation. The Restated Charter became effective upon its filing with the Secretary of State of the State of Delaware on August 17, 2015.

A detailed summary of the Restated Charter is set forth in the Proxy Statement under the caption “Proposal 3: Approval of the Amendment and Restatement of the Company’s Certificate of Incorporation to Reduce the Number of Authorized Shares of Common Stock and Preferred Stock,” which summary is incorporated herein by reference.

Such detailed summary of the Restated Charter and the foregoing description of the Restated Charter are qualified in their entirety by reference to the full text of the Restated Charter, which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the 2015 Annual Meeting.

  Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Andrew Gumaer	12,705,558	218	428,108
Matthew J. Hart	12,705,588	188	428,108
Kenneth M. Young	12,705,588	188	428,108

  Ratification of the appointment of Marcum LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstentions
13,132,959	0	925

  Approval of the amendment and restatement of the Company’s Certificate of Incorporation, as amended:
Votes For	Votes Against	Abstentions	Broker Non-Votes
12,705,215	186	375	428,108

  Approval of the adoption of the B. Riley Financial, Inc. Management Bonus Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,698,013	7,388	375	428,108

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of B. Riley Financial, Inc., dated as of August 17, 2015.
10.1	B. Riley Financial, Inc. Management Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 17, 2015	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer and
Chief Operating Officer